Exhibit 99

News Release

Contacts:

Randy Belote (Media)
(703) 875-8525

Paul Gregory (Investors)
(310) 201-1634
Northrop Grumman Reports First Quarter 2011 Financial Results
•	Q1 EPS from Continuing Operations Increase 25 Percent to $1.67
•	Sales from Continuing Operations Total $6.7 Billion
•	Outstanding Share Repurchase Authorization Increased to $4 Billion
•	Quarterly Dividend Increased 6.4 Percent to $0.50 per Share – Eighth Consecutive Annual Dividend Increase
•	2011 Guidance for EPS from Continuing Operations Increased to $6.50 to $6.70
     LOS ANGELES – April 27, 2011 – Northrop Grumman Corporation (NYSE: NOC) reported that first quarter 2011 earnings from continuing operations increased to $496 million, or $1.67 per diluted share, from $410 million, or $1.34 per diluted share, in the first quarter of 2010. Results for both periods reflect the spin-off of Huntington Ingalls Industries, Inc. (HII), the company’s shipbuilding business, effective March 31, 2011. Results for HII are reported as discontinued operations for all periods presented.
     First quarter 2011 sales totaled $6.7 billion compared with $6.9 billion in the prior year period. First quarter 2011 sales were impacted by the company’s reduced participation in the Nevada National Security Site joint venture (NSTec) and the U.S. Government’s continuing resolution funding. As a result of the reduced participation in the joint venture, effective Jan. 1, 2011, the company no longer consolidates NSTec revenue. First quarter 2010 sales included NSTec revenue of $136 million.
     Cash provided by continuing operations in the first quarter of 2011 totaled $112 million compared with cash used by continuing operations of $452 million in the first quarter of 2010. New business awards for the 2011 first quarter totaled $5.3 billion, bringing total backlog to $43.7 billion as of March 31, 2011. Total backlog also includes a $1.7 billion reduction due to the reduced participation in the NSTec joint venture.
     “This was a very productive quarter. We completed the shipbuilding spin-off and our newly aligned portfolio generated solid financial results. We now expect 2011 earnings of $6.50 to $6.70 per share. We also increased the dividend and raised our outstanding share repurchase authorization to $4 billion, which includes committing the $1.4 billion contribution we received in the shipbuilding spin-off to share repurchases,” said Wes Bush, chief executive officer and president.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2011 Financial Results	2
     “In today’s challenging environment, our actions demonstrate our continued commitment to value creation through performance improvement, portfolio management and effective cash deployment,” Bush concluded.
Table 1 — Financial Highlights

	First Quarter
(In millions, except per share amounts)	2011	2010

Sales	$6,734	$6,914
Operating income	811	679
as % of sales	12.0%	9.8%
Earnings from continuing operations	$496	$410
Diluted EPS from continuing operations	1.67	1.34
Net earnings	530	469
Diluted EPS	1.79	1.53
Cash provided (used) by continuing operations	112	(452)
Free cash flow from continuing operations[1]	(11)	(558)

Pension-adjusted Operating Highlights
Operating income	$811	$679
Net pension adjustment[1]	(103)	(2)

Pension-adjusted operating income[1]	708	677
as % of sales[1]	10.5%	9.8%

Pension-adjusted Per Share Data
Diluted EPS from continuing operations	$1.67	$1.34
After-tax net pension adjustment per share[1]	(0.23)

Pension-adjusted diluted EPS from continuing operations[1]	1.44	1.34

Weighted average shares outstanding — Basic	291.8	302.5
Dilutive effect of stock options and stock awards	5.1	3.6

Weighted average shares outstanding — Diluted	296.9	306.1

[1]	Non-GAAP metric — see definitions at the end of this press release.
     First quarter 2011 operating income increased 19 percent to $811 million from $679 million in the prior year period, and as a percent of sales increased to 12 percent from 9.8 percent. The improvement over the prior year reflects an increase in net pension adjustment, higher segment operating income and lower unallocated corporate expenses. First quarter 2011 net pension adjustment increased to income of $103 million from income of $2 million in the prior year period; segment operating income increased by $15 million, and unallocated corporate expenses declined to $10 million from $25 million. The improvement in net pension adjustments reflects favorable 2010 plan asset returns, and the decline in unallocated corporate expenses reflects favorable changes to estimates of recoveries of state taxes and other unallocated expenses.
     Interest expense for the 2011 first quarter declined to $58 million from $77 million due to the issuance of $1.5 billion of lower coupon debt in the fourth quarter of 2010 and the retirement of $1.4 billion of higher coupon debt.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2011 Financial Results	3
     Federal and foreign income taxes totaled $262 million in the first quarter of 2011 compared with $199 million in the prior year; the effective tax rates for these periods were 34.6 percent and 32.7 percent, respectively.
     First quarter 2011 net earnings totaled $530 million, or $1.79 per diluted share, compared with $469 million, or $1.53 per diluted share, in the first quarter of 2010. Results for both periods reflect the spin-off of HII effective March 31, 2011; shipbuilding financial results are now reported as discontinued operations for all periods presented. First quarter 2011 earnings from discontinued operations totaled $34 million including non-deductible transaction expenses of $23 million related to the HII spin-off.
     First quarter 2011 diluted earnings per share are based on 296.9 million weighted average shares outstanding compared with 306.1 million shares in the first quarter of 2010.
Cash Deployment Actions
     The company announced that its board of directors declared a quarterly dividend of $0.50 per share on Northrop Grumman common stock, a 6.4 percent increase from the prior quarterly dividend rate of $0.47 per share. This is the eighth consecutive annual increase in Northrop Grumman’s quarterly dividend. The dividend is payable June 11, 2011, to shareholders of record as of the close of business May 31, 2011, with an ex-dividend date of May 26, 2011.
     The company also announced that its board of directors authorized an increase in the company’s outstanding share repurchase authorization to $4 billion of common stock. Share purchases will take place at management’s discretion from time to time, depending on market conditions, in the open market or in privately negotiated transactions. As of March 31, 2011, Northrop Grumman had 292.6 million shares outstanding.
Shipbuilding Spin-off
     Effective March 31, 2011, Huntington Ingalls Industries, Inc., a wholly owned subsidiary of Northrop Grumman, was separated from the company through a spin-off to shareholders. Each shareholder of record as of the close of business of the New York Stock Exchange on March 30, 2011, received one share of HII for every six shares of Northrop Grumman common stock held. Shareholders received cash in lieu of fractional shares. As a result of the spin-off, Northrop Grumman received a $1.429 billion cash contribution from HII, which is reported under investing activities in the condensed consolidated statements of cash flows.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2011 Financial Results	4
Table 2 — Cash Flow Highlights

	First Quarter
($ millions)	2011	2010	Change

Cash provided (used) by continuing operations before discretionary pension contributions[1]	$112	$(422)	$534
Discretionary pension pre-funding impact		(30)	30

Cash provided (used) by continuing operations	$112	(452)	564
Less:
Capital expenditures	(122)	(103)	(19)
Outsourcing contract & related software costs	(1)	(3)	2

Free cash flow from continuing operations[1]	$(11)	$(558)	$547
Discretionary pension pre-funding impact		30	(30)

Pension-adjusted free cash flow from continuing operations[1]	$(11)	$(528)	$517

[1]	Non-GAAP metric — see definitions at the end of this press release.
     Free cash outflow from continuing operations totaled $11 million in the 2011 first quarter compared with outflow of $558 million in the prior year period. The change in the 2011 period primarily resulted from lower working capital requirements.
Table 3 – 2011 Guidance Updated

($ in millions, except per share amounts)	Prior	Current
Sales	~$27,500	~$27,500
Segment operating margin %[1]	Mid 10%	Mid 10%
Operating margin %	~11%	~11%
Diluted EPS from continuing operations	$6.40 - $6.60	$6.50 - $6.70
Cash provided by continuing operations before discretionary pension contributions[1]	2,300 - 2,700	2,300 - 2,700
Free cash flow from continuing operations before discretionary pension contributions[1]	1,700 - 2,000	1,700 - 2,000

[1]	Non-GAAP metric — see definitions at the end of this press release.
     The increase in guidance for earnings per share from continuing operations contemplates share repurchases and operating results.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2011 Financial Results	5
Table 4 — Cash Measurements, Debt and Capital Deployment

($ millions)	3/31/2011	12/31/2010

Cash & cash equivalents	$4,019	$3,701
Total debt	3,978	4,724
Net debt[1]	(41)	1,023
Net debt to total capital ratio[2]	0%	6%

[1]	Total debt less cash and cash equivalents.

[2]	Net debt divided by the sum of shareholders’ equity and total debt.
     Changes in cash and cash equivalents include the following items for cash from operations, investing and financing for continuing operations during the first quarter of 2011:
Operations
•	$112 million provided by continuing operations
Investing
•	$122 million for capital expenditures and $1 million for outsourcing contract & related software costs
•	$1.429 billion contribution from HII spin-off
Financing
•	$13 million for repurchase of common stock
•	$750 million principal payments of long term debt
•	$137 million for dividends
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2011 Financial Results	6
Table 5 — Business Results
     Results for the company’s shipbuilding business, which was separated from the company through a spin-off to shareholders effective March 31, 2011, are reported as discontinued operations for all periods presented.

Consolidated Sales & Segment Operating Income[1]	First Quarter
($ millions)	2011	2010	Change
Sales
Aerospace Systems	$2,736	$2,696		1%
Electronic Systems	1,808	1,882		(4%)
Information Systems	2,025	2,064		(2%)
Technical Services	688	763		(10%)
Intersegment eliminations	(523)	(491)

	$6,734	$6,914		(3%)

Segment operating income[1]
Aerospace Systems	$301	$296		2%
Electronic Systems	237	226		5%
Information Systems	194	183		6%
Technical Services	54	49		10%
Intersegment eliminations	(65)	(48)

Segment operating income[1]	$721	$706		2%
as a % of sales[1]	10.7%	10.2%	50	bps

Reconciliation to operating income
Unallocated corporate expenses	$(10)	$(25)		60%
Net pension adjustment[1]	103	2	NM
Reversal of royalty income included above	(3)	(4)		25%

Operating income	811	679		19%
as a % of sales	12.0%	9.8%	220	bps

Interest expense	(58)	(77)		25%
Other, net	5	7		(29%)

Earnings from continuing operations before income taxes	758	609		24%
Federal and foreign income taxes	(262)	(199)		32%

Earnings from continuing operations	496	410		21%
Earnings from discontinued operations	34	59		(42%)

Net earnings	$530	$469		13%

[1]	Non-GAAP metric — see definitions at the end of this press release.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2011 Financial Results	7
Aerospace Systems ($ millions)

	First Quarter
	2011	2010	% Change
Sales	$2,736	$2,696	1.5%
Operating income	301	296	1.7%
as % of sales	11.0%	11.0%
     Aerospace Systems first quarter 2011 sales increased 1 percent, principally due to higher volume for manned and unmanned aircraft and restricted programs. Higher volume for these programs was partially offset by lower volume for civil space programs. Aerospace Systems first quarter 2011 operating income increased 2 percent, and as a percent of sales totaled 11 percent, unchanged from the prior year period. Higher operating income reflects higher volume than in the prior year period.
Electronic Systems ($ millions)

	First Quarter
	2011	2010	% Change
Sales	$1,808	$1,882	(3.9%)
Operating income	237	226	4.9%
as a % of sales	13.1%	12.0%
     Electronic Systems first quarter 2011 sales decreased 4 percent principally due to lower volume for land and self-protection systems, which more than offset higher volume for targeting systems. Electronic Systems first quarter 2011 operating income increased 5 percent, and as a percent of sales increased to 13.1 percent from 12 percent. Higher operating income and margin rate reflect improved program performance, primarily for land and self-protection systems and postal automation programs, which more than offset lower volume.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2011 Financial Results	8
Information Systems ($ millions)

	First Quarter
	2011	2010	% Change
Sales	$2,025	$2,064	(1.9%)
Operating income	194	183	6.0%
as a % of sales	9.6%	8.9%
     Information Systems first quarter 2011 sales declined 2 percent due to lower volume for intelligence and defense programs. Civil systems sales were comparable to the prior year period. The decline in intelligence sales is principally due to lower volume for a restricted program transitioning from development to maintenance and the timing of task orders for the Counter Narco-Terrorism Program. Lower defense sales reflect lower volumes for several programs, including the F-22 and the Multi-role Tactical Command Data Link. Information Systems first quarter 2011 operating income increased 6 percent due to improved program performance for several programs, including the Virginia IT outsourcing program, and as a percent of sales increased to 9.6 percent from 8.9 percent.
Technical Services ($ millions)

	First Quarter
	2011	2010	% Change
Sales	$688	$763	(9.8%)
Operating income	54	49	10.2%
as a % of Sales	7.8%	6.4%
     Technical Services first quarter 2011 sales decreased 10 percent due to the change in the NSTec joint venture, which more than offset higher volume for integrated logistics and modernization and training solutions programs. As previously announced, effective Jan. 1, 2011, the company reduced its participation in the NSTec joint venture, and as a result did not record any sales for the joint venture in the first quarter of 2011 compared with NSTec sales of $136 million the first quarter of 2010. This reduction more than offset higher sales from other programs, principally KC-10 Contractor Logistics Support. Technical Services first quarter 2011 operating income increased 10 percent, and as a percent of sales increased to 7.8 percent from 6.4 percent. Higher operating income reflects improved program performance and the higher margin rate is principally due to the change in revenue consolidation for the NSTec joint venture.
###

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2011 Financial Results	9
About Northrop Grumman
     Northrop Grumman Corporation is a leading global security company providing innovative systems, products, and solutions in aerospace, electronics, information systems, and technical services to government and commercial customers worldwide.
     Northrop Grumman will webcast its earnings conference call at 11:30 a.m. ET on April 27, 2011. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s Web site at http://www.northropgrumman.com.
Statements in this release and the attachments, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “guidance,” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, financial guidance regarding future sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow and earnings. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to factors such as: the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; retiree medical expense; the outcome of litigation, claims, audits, appeals, bid protests and investigations; hurricane and earthquake-related insurance coverage and recoveries; costs of environmental remediation; availability and retention of qualified personnel; costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, spin-off transactions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; effects of legislation, rulemaking, and changes in accounting, tax or defense procurement; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, changes in customer short-range and long-range plans); acquisition or termination of contracts; technical, operation or quality setbacks in contract performance; protection of intellectual property rights; risks associated with our nuclear operations; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.
You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statements after we distribute this release.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.
LEARN MORE ABOUT US: Northrop Grumman news releases, product information, photos and video clips are available on the Internet at: http://www.northropgrumman.com
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31
$ in millions, except per share amounts	2011	2010

Sales and Service Revenues
Product sales	$3,863	$4,024
Service revenues	2,871	2,890

Total sales and service revenues	6,734	6,914

Cost of Sales and Service Revenues
Cost of product sales	2,842	2,990
Cost of service revenues	2,513	2,621
General and administrative expenses	568	624

Operating income	811	679
Other (expense) income
Interest expense	(58)	(77)
Other, net	5	7

Earnings from continuing operations before income taxes	758	609
Federal and foreign income taxes	262	199

Earnings from continuing operations	496	410
Earnings from discontinued operations, net of tax	34	59

Net earnings	$530	$469

Basic Earnings Per Share
Continuing operations	$1.70	$1.36
Discontinued operations	.12	.19

Basic earnings per share	$1.82	$1.55

Weighted-average common shares outstanding, in millions	291.8	302.5

Diluted Earnings Per Share
Continuing operations	$1.67	$1.34
Discontinued operations	.12	.19

Diluted earnings per share	$1.79	$1.53

Weighted-average diluted shares outstanding, in millions	296.9	306.1

Net earnings (from above)	$530	$469
Other comprehensive income
Change in cumulative translation adjustment	27	(28)
Change in unrealized gain on marketable securities and cash flow hedges, net of tax	(2)
Change in unamortized benefit plan costs, net of tax	21	40

Other comprehensive income, net of tax	46	12

Comprehensive income	$576	$481

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	March 31,	December 31,
$ in millions	2011	2010

Assets
Cash and cash equivalents	$4,019	$3,701
Accounts receivable, net of progress payments	3,563	3,329
Inventoried costs, net of progress payments	859	896
Deferred tax assets	417	419
Prepaid expenses and other current assets	213	244
Assets of discontinued operations		5,212

Total current assets	9,071	13,801
Property, plant, and equipment, net of accumulated depreciation of $3,781 in 2011 and $3,712 in 2010	3,046	3,045
Goodwill	12,376	12,376
Other purchased intangibles, net of accumulated amortization of $1,622 in 2011 and $1,613 in 2010	183	192
Pension and post-retirement plan assets	333	320
Long-term deferred tax assets	691	722
Miscellaneous other assets	1,090	1,075

Total assets	$26,790	$31,531

Liabilities
Notes payable to banks	$16	$10
Current portion of long-term debt	23	774
Trade accounts payable	1,347	1,573
Accrued employees’ compensation	944	1,146
Advance payments and billings in excess of costs incurred	1,899	1,969
Other current liabilities	1,932	1,763
Liabilities of discontinued operations		2,792

Total current liabilities	6,161	10,027
Long-term debt, net of current portion	3,939	3,940
Pension and post-retirement plan liabilities	3,097	3,089
Other long-term liabilities	916	918

Total liabilities	14,113	17,974

Shareholders’ Equity
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2011 — 292,599,308; 2010 — 290,956,752	293	291
Paid-in capital	5,934	7,778
Retained earnings	8,637	8,245
Accumulated other comprehensive loss	(2,187)	(2,757)

Total shareholders’ equity	12,677	13,557

Total liabilities and shareholders’ equity	$26,790	$31,531

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31
$ in millions	2011	2010

Operating Activities
Sources of Cash — Continuing Operations
Cash received from customers
Progress payments	$1,035	$902
Collections on billings	5,427	5,216
Other cash receipts	7	1

Total sources of cash — continuing operations	6,469	6,119

Uses of Cash — Continuing Operations
Cash paid to suppliers and employees	(6,202)	(6,326)
Interest paid, net of interest received	(96)	(127)
Income taxes paid, net of refunds received	(46)	(111)
Excess tax benefits from stock-based compensation	(9)	(5)
Other cash payments	(4)	(2)

Total uses of cash — continuing operations	(6,357)	(6,571)

Cash provided by (used in) continuing operations	112	(452)
Cash used in discontinued operations	(232)	(79)

Net cash used in operating activities	(120)	(531)

Investing Activities
Continuing Operations
Additions to property, plant, and equipment	(122)	(103)
Payments for outsourcing contract costs and related software costs	(1)	(3)
Decrease in restricted cash	31	5
Contribution received from the spin-off of Shipbuilding business	1,429
Other investing activities, net	7	(2)

Cash provided by (used in) investing activities by continuing operations	1,344	(103)
Cash used in investing activities by discontinued operations	(63)	(32)

Net cash provided by (used in) investing activities	1,281	(135)

Financing Activities
Net borrowings under lines of credit	5	2
Payments of long-term debt	(750)	(89)
Proceeds from exercises of stock options and issuances of common stock	43	70
Dividends paid	(137)	(129)
Excess tax benefits from stock-based compensation	9	5
Common stock repurchases	(13)	(507)

Net cash used in financing activities	(843)	(648)

Increase (decrease) in cash and cash equivalents	318	(1,314)
Cash and cash equivalents, beginning of period	3,701	3,275

Cash and cash equivalents, end of period	$4,019	$1,961

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31
$ in millions	2011	2010

Reconciliation of Net Earnings to Net Cash Used in Operating Activities
Net earnings	$530	$469
Net earnings from discontinued operations	(34)	(59)
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	103	99
Amortization of assets	18	30
Stock-based compensation	33	38
Excess tax benefits from stock-based compensation	(9)	(5)
(Increase) decrease in
Accounts receivable, net	(245)	(713)
Inventoried costs, net	30	(87)
Prepaid expenses and other current assets	(3)	(3)
Increase (decrease) in
Accounts payable and accruals	(627)	(455)
Deferred income taxes	19	12
Income taxes payable	289	163
Retiree benefits	34	85
Other non-cash transactions, net	(26)	(26)

Cash provided by (used in) continuing operations	112	(452)
Cash used in discontinued operations	(232)	(79)

Net cash used in operating activities	$(120)	$(531)

Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$20	$10
Capital expenditures accrued in liabilities from discontinued operations	$30	$28

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

$ in millions	March 31, 2011			December 31, 2010
			TOTAL			TOTAL
	FUNDED (1)	UNFUNDED(2)	BACKLOG	FUNDED (1)	UNFUNDED(2)	BACKLOG

Aerospace Systems	$8,829	$11,324	$20,153	$9,185	$11,683	$20,868
Electronic Systems	7,904	1,825	9,729	8,093	2,054	10,147
Information Systems	4,498	5,954	10,452	4,711	5,879	10,590
Technical Services	2,561	831	3,392 (3)	2,763	2,474	5,237

Total	$23,792	$19,934	$43,726	$24,752	$22,090	$46,842

(1)	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

(2)	Unfunded backlog represents firm orders for which funding is not currently contractually obligated by the customer.

Unfunded backlog excludes unexercised contract options and unfunded indefinite delivery indefinite quantity (IDIQ) orders.

(3)	Total backlog as of March 31, 2011 was reduced by $1.745 billion to reflect a change in the company’s participation in the NSTec joint venture. Effective January 1, 2011, NSTec joint venture results are no longer consolidated in the company’s financial statements.
New Awards — The estimated value of contract awards included in backlog during the three months ended March 31, 2011, was $5.3 billion.

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SUMMARY OPERATING RESULTS
DISCONTINUED OPERATIONS RECLASSIFICATION
($ in millions, except per share amounts)
(preliminary and unaudited)

	2008	2009			2010
	Total	Total	Three Months Ended				Total
	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year

Sales and Services Revenues
As Previously Reported	$32,315	$33,755	$8,610	$8,826	$8,714	$8,607	$34,757
Shipbuilding — Discontinued Operations	(6,064)	(6,104)	(1,696)	(1,571)	(1,643)	(1,704)	(6,614)

Restated sales and services revenues	$26,251	$27,651	$6,914	$7,255	$7,071	$6,903	$28,143

Segment Operating Income (Loss)(1)
As Previously Reported	$(299)	$2,929	$810	$772	$857	$887	$3,326
Shipbuilding — Discontinued Operations	2,312	(302)	(104)	14	(98)	(136)	(324)

Restated segment operating income	$2,013	$2,627	$706	$786	$759	$751	$3,002

Earnings (Loss) From Continuing Operations
As Previously Reported	$(1,379)	$1,573	$462	$711	$489	$376	$2,038
Shipbuilding — Discontinued Operations	2,398	(135)	(52)	30	(44)	(68)	(134)

Restated earnings from continuing operations	$1,019	$1,438	$410	$741	$445	$308	$1,904

Restated Diluted Earnings Per Share from Continuing Operations
As Previously Reported		$4.87	$1.51	$2.34	$1.64	$1.27	$6.77

Shipbuilding — Discontinued Operations		(0.42)	(0.17)	0.10	(0.14)	(0.23)	(0.45)

Restated diluted earnings per share from continuing operations(2)	$2.98	$4.45	$1.34	$2.44	$1.50	$1.04	$6.32

Weighted Average Diluted Shares Outstanding, in millions	341.6	323.3	306.1	303.8	297.6	296.9	301.1

(1)	Non-GAAP measure. Management uses segment operating income as an internal measure of financial performance for the individual business segments.

(2)	As previously reported for 2008, diluted loss per share from continuing operations of ($4.12) was computed using weighted average basic shares outstanding of 334.5 million as the use of weighted average diluted shares outstanding results in a lesser per share amount. After restating the results from continuing operations for the spin-off of the Shipbuilding business, diluted earnings per share from continuing operations of $2.98 was computed using weighted average diluted shares outstanding of 341.6 million.

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating Northrop Grumman’s financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release and in attached schedules. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Cash provided by continuing operations before discretionary pension contributions: Cash provided by operations before the after-tax impact of discretionary pension contributions. Cash provided by continuing operations before discretionary pension contributions has been provided for consistency and comparability of 2011 and 2010 financial performance and is reconciled on Table 2.
Free cash flow from continuing operations: Cash provided by continuing operations less capital expenditures and outsourcing contract and related software costs. We use free cash flow from continuing operations as a key factor in our planning for and consideration of strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Free cash flow from continuing operations before discretionary pension contributions: Free cash flow from continuing operations before the after-tax impact of discretionary pension contributions. We use free cash flow from continuing operations before discretionary pension contributions as a key factor in our planning for and consideration of strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP.
Net pension adjustment: Pension expense determined in accordance with GAAP less pension expense allocated to the operating segments under U.S. Government Cost Accounting Standards (CAS). Net pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net pension adjustment as defined above, after tax at the statutory rate of 35%, provided for consistency and comparability of 2011 and 2010 financial performance and reconciled on Table 1.
Pension-adjusted diluted EPS from continuing operations: Diluted EPS from continuing operations excluding the after-tax net pension adjustment per share. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS from continuing operations, as reconciled in Table 1, as an internal measure of financial performance.
Pension-adjusted operating income: Operating income before net pension adjustment as reconciled in Table 1 and used as an internal measure of financial performance.
Pension-adjusted operating income as a % of sales: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating income as a % of sales, as reconciled in Table 1, as an internal measure of financial performance.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated corporate expenses, which include management and administration, legal, environmental, certain compensation and retiree benefits, and other expenses; net pension adjustment; and reversal of royalty income included in segment operating income. Management uses segment operating income, as reconciled in Table 5, as an internal measure of financial performance of our individual operating segments.
Segment operating margin % / Segment operating income as a % of sales: Segment operating income as defined above, divided by sales. Management uses segment operating income as a % of sales, as reconciled in Table 5, as an internal measure of financial performance.
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0411-195

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com